UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K /A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 9, 2019
PACIRA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35060	51-0619477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Sylvan Way, Suite 300
Parsippany, New Jersey 07054
(Address and Zip Code of Principal Executive Offices)

(973) 254-3560
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PCRX	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

On April 9, 2019, Pacira BioSciences, Inc. (formerly known as Pacira Pharmaceuticals, Inc.) (“Pacira” or the “Company”) filed a Current Report on Form 8-K (the “Initial Form 8-K”) to report the completion of its acquisition (the “Merger”) of MyoScience Inc. (now known as Pacira CryoTech, Inc.) (“MyoScience”), pursuant to an Agreement and Plan of Merger, dated March 5, 2019 (the “Merger Agreement”), by and among the Company, PS Merger, Inc., MyoScience, and Fortis Advisors LLC, as the securityholders’ representative. The Company is filing this Amendment No. 1 to the Initial Form 8-K to include the historical financial statements of MyoScience and pro forma condensed combined financial information required to be filed under Item 9.01 of Form 8-K. The disclosure included in the Initial Form 8-K otherwise remains unchanged.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired

The audited consolidated financial statements of MyoScience as of and for the years ended December 31, 2018 and 2017 are attached as Exhibit 99.1 to this Form 8-K /A and are incorporated by reference herein.

(b) Pro Forma Financial Information

The unaudited pro forma condensed combined financial statements and related notes as of and for the year ended December 31, 2018, giving effect to the merger, attached as Exhibit 99.2 to this Form 8-K /A and are incorporated by reference herein.

(d) Exhibits

Exhibit No.	Description

23.1	Consent of Moss Adams, LLP, independent auditors to MyoScience.

99.1	Audited financial statements for MyoScience, Inc. as of and for the years ended December 31, 2018 and 2017.

99.2	Unaudited pro forma condensed combined financial statements and related notes as of and for the year ended December 31, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIRA BIOSCIENCES, INC. (REGISTRANT)

Dated:	June 25, 2019	By:	/s/ KRISTEN WILLIAMS
Kristen Williams
Chief Administrative Officer and Secretary